                                                                    EXHIBIT 99.n


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Anderson LLP

Cleveland, Ohio
August 31, 2001